Exhibit 10.8

Euler Hermes North America (A Stock Company Established in 1893) 800 Red Brook Blvd Owings Mills, MD 211171008 8778833224

Special Terms

Anything marked with an (*) can vary by country as set forth in the attached Country Schedule

Policy Type	Corporate Advantage

Policy#	5110250

Insured	LIMECOM INC

19 WEST FLAGLER ST STE 507
Insured Address	Miami Florida 33126
UNITED STATES

Insured Contact	Daniel Contreras

Insured telephone	(305) 537-4740

Insured Fax	(410) 902-8472

Insured E-mail	dcontreras@thelimecom.com

Policy Start Date	October 31, 2018
Beginning 12:01 am standard time at the address of the insured as stated herein

Policy Period	October 31, 2018 - October 31, 2019

Insurance Contract Period	October 31, 2018 - October 30, 2019

Insolvency
Risks Covered	Protracted default
Political risk

Description of Trade	telecom
telecom

Annual Insurable Sales (estimated)	50,000,000 USD

Premium Rate*	See attached Country schedule*
0.1640% Domestic Rate

Expected Premium	82,000 USD

Minimum Premium	82,000 USD

Maximum Liability	2,500,000 USD

Non Qualifying Loss Amount	2,500 USD assessed at claim filing

Aggregate First Loss Deductible	0 USD

Insured Percentage*	90%*

Maximum Terms of Payment*	30 days*

Maximum Extension Period (MEP)*	60 days*

State of Default Reporting Threshold	10,000 USD

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Euler Hermes North America (A Stock Company Established in 1893) 800 Red Brook Blvd Owings Mills, MD 211171008 8778833224

Delaved Effect of Withdrawal or Reduction of Cover	30 days

Permitted Limit Fees:

Buyers. located in the United States of America (including Puerto Rico) and Canada	55 USD Per Buyer Request

Buyers. located in all other countries	140 USD Per Buyer Request

Poli Administration

Declaration Period	Annually Report is due within 15 days from the end of each Declaration Period

Premium Payment Method	Check, debit, wire, or E-Bill

Premium Terms of Payment	15 days from the date of invoice

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Euler Hermes North America (A Stock Company Established in 1893) 800 Red Brook Blvd Owings Mills, MD 211171008 8778833224

Country Schedule

Country	Annual Insurable Sales	Premium Rate	Maximum Terms of Payment	Maximum Extension Period	Insured %	Country Waiting Period	Political Risk
UNITED STATES	50,000,000 USD	0.1640%	Up to 30 days	Up to 60 days	90%	0 Days	N

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Endorsements

**Endorsement numbers that end in O are imbedded in your General Terms and Conditions.

**Endorsement numbers that end in E will attach after your General Terms and Conditions.

End # 19357	Definition of Waiting Period Endorsement

End # FL-001-E	Florida Endorsement

End # C8-100-0	Claim Fling Period Endorsement

End # A2-001-E	Political Risk Endorsement

End # A4-005-0	Coverage for Public Buyer Endorsement

End # B7-020-E	CAP & CAP+Endorsement

End # B6-100-0	Insured Sales to Covered Buyers Endorsement

End # DCA-001-E	Debt Collection Services Endorsement

End # RISA-001-E	Risk Information Services Endorsement

End # A3-007-E	Preferential Payment Endorsement

End # E-001-0	Definition of Non-Qualifying Loss Endorsement

End # C7-100-0	Permitted Limit Effective Date Endorsement

AUTHENTICATION:

James Daly	Karl Coutet
President & CEO	Senior Vice President & Secretary

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Effective date:10/31/2018 12:01 AM

Definition of Waiting Period Endorsement

It is mutually agreed that this Endorsement is made part of Policy No 5110250 issued by Euler Hermes North America Insurance Company to:

LIMECOM INC

MIAMI, FLORIDA

It is hereby agreed that Section E of the General Terms and Conditions of the Policy, Definitions under your Policy, is amended to include the following definition:

“Waiting Period” means the relevant period specified in the Special Terms which starts from the original or extended due date.

This Endorsement does not vary, alter, waive, or extend any of the terms and conditions of this Policy except as expressly stated in this Endorsement.

/s/ James Daly	/s/ Karl Coutet
James Daly	Karl Coutet
President & CEO	Senior Vice President & Secretary

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Effective date:10/31/2018 12:01 AM

Florida Endorsement

It is mutually agreed that this Endorsement attaches to and forms part of Policy No. 5110250 issued by Euler Hermes North America Insurance Company to:

LIMECOM INC

MIAMI, FLORIDA

The numbering of this Endorsement corresponds to the numbering of the Terms and Conditions of your Policy.

This Endorsement is issued in compliance with the insurance laws of the State of Florida.

Terms appearing in bold print have a special meaning and are defined in Section E of this Policy.

It is agreed that Section 21.b. of the Policy is hereby deleted in its entirety and replaced with the following:

22.1	Start, continuation and termination of cover

b.	Unless we provide earlier written Notice of termination in line with the terms of the Policy, cover continues under the Policy from its start date for goods or services Supplied during:

i.	The initial Insurance Contract Period, and

ii.	Subsequent Insurance Contract Periods unless you or we give 45 days’ written Notice of termination, including the reason therefore, to take effect at the end of the relevant Insurance Contract Period.

It is agreed that Section 22.2 of the Policy is hereby deleted in its entirety and replaced with the following:

22.2	Specific events of termination

a.	Upon written Notice, we may terminate your Policy with at least 45 days prior notice except as follows:

In the event we cancel or terminate this Policy for nonpayment of premium, we shall give you written Notice, including the reason therefore, at least 10 days prior to the cancellation or termination.

If we cancel or terminate this Policy within the first 90 days of cover for reasons other than nonpayment of premium, we shall give you written Notice, including the reason therefore, at least 20 days prior to the effective date of the cancellation or termination.

After this Policy has been in effect for more than 90 days, we may not cancel or terminate it except for one or more of the following reasons: your material misstatement; failure to comply with established underwriting requirements established within 90 days of the effectuation of coverage; a substantial change in the risk covered by the Policy; or when cancellation is for all insureds under such policies for a given class of insureds.

This Endorsement does not vary, alter, waive, or extend any of the terms and conditions of this Policy except as expressly stated in this Endorsement.

/s/ James Daly	/s/ Karl Coutet
James Daly	Karl Coutet
President & CEO	Senior Vice President & Secretary

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Effective date:10/31/2018 12:01 AM

Political Risk Endorsement

It is mutually agreed that this Endorsement is made part of Policy No. 5110250 issued by Euler Hermes North America Insurance Company to:

LIMECOM INC

MIAMI, FLORIDA

1.	It is agreed to extend cover under the Policy to include cover for the losses you suffer from the occurrence of a Political Risk event.

2.	For the purpose of this Endorsement:

“Political Risk” means the non-payment of all or part of an insured receivable by a Buyer due to the occurrence of one of the following events in a country for which a Waiting Period is specified in the Special Terms: If there is no Waiting Period or the Waiting Period is “none,” there shall be no Political Risk cover for Buyers located in that country.

a.	Inconvertibility and Transfer Risk:

A law or a measure having the force of law, which prevents your Buyer in its country from legally converting local currency into the required currency for payment and/or from effecting transfer of payment to you. An event of loss will be deemed to occur if:

i.	The Buyer has made a local currency deposit for your account in a bank or other government authorised depository prior to the expiry of the Maximum Extension Period; and

ii.	The application for transfer of these funds to you has been refused.

b.	Government intervention:

i.	An intervention is made by the government of your Buyer’s country which legally prevents your Buyer from fulfilling its payment obligations.

ii.	An act of confiscation, expropriation, nationalisation, seizure, requisition, or willful destruction of the goods Supplied is made by the government of your Buyer’s country.

iii.	The cancellation of export or import licenses immediately prior to date of Supply, provided this has not occurred as a result of the action or inaction of either party to the transaction.

iv.	The imposition of restrictions on the export or import of goods or services which were not subject to such restrictions immediately prior to date of Supply, provided this has not occurred as a result of the action or in action of either party to the transaction.

v.	The enactment and enforcement of any law, order, decree, regulation, or embargo having the force of law which prevents the export or import of goods or services, provided this has not occurred as a result of the action or inaction of either party to the transaction.

c.	War f Civil Violence:

An event of war, civil war, rebellion, revolution, insurrection, or other civil disturbance occurs in your Buyer’s country after the date the goods are Supplied which directly prevents either:

i.	The goods being delivered; or

ii.	Your Buyer from fulfilling its payment obligations.

The definition of “State of Default” subsection e is extended to include you becoming aware of a Political Risk occurring in your Buyer’s country.

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Effective date:10/31/2018 12:01 AM

3.	Section 2. of the General Terms and Conditions of the Policy is amended to include the following:

c.	Political Risk has occurred (the date of loss will be the expiration of the relevant Waiting Period).

4.	In addition to section 4 of the General Terms and Conditions of the Policy, a receivable resulting from goods or services Supplied is not insured under this Endorsement if it arises from or relates to currency devaluations including but not limited to any shortfall between the Insured Debt and the value of any local currency deposit required under Political Risk.

5.	Notwithstanding section 4.1.c. of the General Terms and Conditions of the Policy, an unconfirmed irrevocable documentary letter of credit is insured under the terms and conditions of this Endorsement.

6.	Unless otherwise endorsed to the Policy, a receivable resulting from goods or services Supplied is not insured if non-payment of the receivable results directly or indirectly from any event arising in a country to which the goods or services are Supplied is not your Buyer’s country.

7.	For Political Risk cover, the Claim Filing Period expires 30 days after the occurrence of the Political Risk event.

8.	For Political Risk cover, any Claim Payment will be made within 60 days from expiration of the Waiting Period and our receipt of any additional documents or information we may request.

This Endorsement does not vary, alter, waive, or extend any of the terms and conditions of this Policy except as expressly stated in this Endorsement.

/s/ James Daly	/s/ Karl Coutet
James Daly	Karl Coutet
President & CEO	Senior Vice President & Secretary

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Effective date:10/31/2018 12:01 AM

CAP & CAP+ Endorsement

It is mutually agreed that this Endorsement is made part of Policy No 5110250 issued by Euler Hermes North America Insurance Company to:

LIMECOM INC

MIAMI, FLORIDA

1.	A CAP Limit is a Permitted Limit issued to you for a Buyer on which you have an existing Permitted Limit, excluding cover qualified per the Discretionary Limit Endorsement or EZ Cover Endorsement, and temporary Permitted Limits.

2.	A CAP+ Limit is a Permitted limit issued to you for a Buyer on which your request for a Permitted Limit has been denied.

3.	CAP Limits and CAP+ Limits are Pennitted limits issued to you using the following CAP Reference Number: 8810250.

4.	CAP Limits

a.	You may apply for a CAP Limit on any Buyer on which you have an existing Permitted Limit, excluding cover qualified per the Discretionary Limit Endorsement or EZ Cover Endorsement and temporary Permitted Limits.

b.	A CAP Limit shall not exceed the amount of your existing Permitted Limit on that Buyer or $3,000,000 USD, whichever is less.

c.	Notwithstanding the above, there will be no cover under this Endorsement where cover would have been excluded by the terms and conditions of the Policy, including but not limited to when, at the time you request a CAP Limit, the Buyer is in a State of Default.

d.	Unless stated otherwise in our CAP Permitted Limit End or segment, a CAP Limit takes effect from the first day of the month in which it is issued, but in no event shall it be effective prior to the start date of the Policy.

e.	You may apply for a decrease or a cancellation of a CAP Limit, which shall take effect on the date of the CAP Permitted Limit Endorsement reducing or cancelling the CAP Limit. Said reduction or cancellation shall not affect any other existing Permitted Limit on that Buyer.

f.	We may at any time withdraw, reduce or modify a CAP Limit by issuing a CAP Permitted Limit Endorsement, which shall take effect on the date of that Endorsement withdrawing, reducing or modifying the CAP Limit. Said withdrawal, reduction or modification shall not affect the existing Permitted Limit on that Buyer.

g.	If the existing Permitted Limit on that Buyer is reduced, either by you or by us, the CAP Limit on that Buyer will be automatically reduced so that it does not exceed the existing Permitted Limit.

h.	If the existing Permitted Limit is cancelled or withdrawn the CAP limit on that Buyer will be automatically cancelled effective the same date.

i.	Unless specified otherwise in the CAP Permitted Limit Endorsement, the terms and conditions of the delayed period set forth in section 7.3.b of the General Terms and Conditions of the Policy or of any Binding Contracts Endorsement shall also apply to CAP Limits.

j.	You must report the State of Default of any CAP Buyer in accordance with section 5.2 of the General Terms and Conditions of the Policy.

k.	A CAP fee in the amount of $25 is payable in respect of each CAP Limit when first issued.

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5.	Premium for CAP Limits

a.	Premium for a CAP Limit shall be 1/12 of two per cent (2%) of the highest CAP Limit issued per Buyer, per month, to be paid on a monthly basis.

b.	You shall be responsible for a minimum premium of 3 months based on the highest value of any CAP Limit in effect during the initial 3 month period in the event you decrease or cancel a CAP Limit during this initial period.

c.	If we withdraw a CAP Limit during this initial period, you shall only be responsible for Premium for the month(s) during which the CAP Limit was in effect.

d.	After this initial period, Premium will be due in full for any calendar month for which there was any CAP Limit in effect at any time during said calendar month, including any coverage under the Policy delayed effect provision or any Binding Contracts Endorsement.

6.	CAP+ limits

a.	You may apply for a CAP+ Limit for any Buyer on which your request for a Permitted Limit has been denied.

b.	A CAP+ limit shall not exceed $75,000 USD.

c.	Notwithstanding the above, there will be no cover under this Endorsement where cover would have been excluded by the terms and conditions of the Policy, including but not limited to when, at the time you request a CAP limit, the Buyer is in a State of Default.

d.	Unless stated otherwise in our CAP+ Permitted Limit Endorsement, a CAP Limit takes effect on the date on which the CAP+ Permitted Limit Endorsement is issued.

e.	You may apply for a decrease or a cancellation of a CAP+ Limit, which shall take effect on the date of the CAP+ Permitted Limit Endorsement reducing or cancelling the CAP+ limit.

f.	We may at any time withdraw, reduce or modify a CAP+ limit by issuing a CAP+ Permitted Limit Endorsement, which shall take effect on the date of that Endorsement withdrawing, reducing or modifying the CAP+ Limit.

g.	The delayed period set forth in section 7. 3. b of the General Terms and Conditions of the Policy or of any Binding Contracts Endorsement do not apply to CAP+ Limits.

h.	You must report the State of Default of any CAP+ Buyer in accordance with section 5.2 of the General Terms and Conditions of the Policy.

i.	A CAP+ fee in the amount of $25 is payable in respect of each CAP+ Limit when first issued.

7.	Premium for CAP+ limits

a.	Premium for a CAP Limit shall be 1/12 of six per cent (6%) of the highest CAP+ Limit issued per Buyer, per month, to be paid on a monthly basis.

b.	You shall be responsible for a minimum premium of 3 months based on the highest value of any CAP+ Limit in effect during the initial 3 month period in the event you decrease or cancel a CAP+ Limit during this initial period.

c.	If we withdraw a CAP+ limit during this initial period, you shall only be responsible for Premium for the month(s) during which the CAP+ Limit was in effect.

d.	After this initial period, Premium will be due in full for any calendar month for which there was any CAP+ Limit in effect at any time during said calendar month.

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e.	Notwithstanding section 6.1 of the General Terms and Conditions of the Policy, you do not need to include the invoice value of goods or services Supplied and covered by CAP+ Limits as part of your sales volume declared to us.

This Endorsement does not vary, alter, waive, or extend any of the terms and conditions of this Policy except as expressly stated in this Endorsement.

/s/ James Daly	/s/ Karl Coutet
James Daly	Karl Coutet
President & CEO	Senior Vice President & Secretary

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Effective date:10/31/2018 12:01 AM

Debt Collection Services Endorsement

It is mutually agreed that this Endorsement is made part of Policy No. 5110250 issued by Euler Hermes North America Insurance Company to:

LIMECOM INC MIAMI, FLORIDA

A - Scope of this Endorsement

We agree to provide you with the services described in this Endorsement (“the Collections Services”) in exchange for the payment of all fees and costs due to us as set forth in this Endorsement.

The Collection Services are provided in conjunction with the Policy.

This Endorsement does not vary, alter, waive or extend any of the terms and conditions of the Policy except as expressly stated in this Endorsement.

1.	Debts in the scope of this Endorsement

a.	Your debts may only be included in the scope of this Endorsement if they relate to legal entities whether or not they were actually covered by the Policy at the time of non-payment.

b.	We are not able to provide Collection Services if there are fewer than 6 months remaining in the limitation period to start legal proceedings when the debts are placed with us for collection.

c.	We will not carry out any activity relating to your civil or criminal liability, customs obligations, export licenses or tax matters.

2.	Collection Services

2.1	Collection Authorization

a.	We will determine and use the most appropriate methods of providing the Collection Services, including using our Euler Hermes Group affiliates or other third parties.

b.	By filing a Claim and Collection form, you authorize us, a Euler Hermes Group affiliate, or other third party appointed by us, to collect the debts and to enforce all rights relating to them on your behalf (“the Collection Authorization”) including but not limited to:
i.	Conduct all negotiations with the Buyer;
ii.	Agree to any settlement with the Buyer for the Recovery of the debts;
iii	Attempt to recover from the Buyer any collection costs incurred;

iv.	Endorse, accept, and deposit in a dedicated account, payments from Buyers or third parties made in settlement of the debts; and
v.	Deduct any Collection Fees or Collection Costs from amounts collected on your behalf.

c.	We may instruct a Euler Hermes Group Affiliate or third party:
i.	To pursue on your or our behalf any collection or legal action;
ii.	To distribute to us any Recoveries; and
iii	To forward to us any relevant document.

d.	When required by law, the Collection Authorization must be signed by a duly authorized person and you will renew it if requested by us, our Euler Hermes Group affiliates, or other third party. We will not be responsible for any litigation regarding the validity of the Collection Authorization.

e.	We may cancel the Collection Authorization in writing, if you do not:
i.	Provide us within 30 days all information and documents that we may request to enable collection of the unpaid debts;
ii.	Take all steps we may request to enable collection of the unpaid debts (including starting and pursuing legal proceedings);or
iii.	Pay our Collection Fees or reimburse our Collection Costs when they become due.

f.	We may also cancel the Collection Authorization in writing if the collection action has proven or is likely to prove ineffective, including but not limited to instances where the Buyer cannot be located, is clearly unable to pay, or if the Collection Fees or Collection Costs would be disproportionate with the amount of potential Recoveries.

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2.2	Recoveries

You will repay us within 30 days of our written request, any Recovery collected by us and forwarded to you if it is later disputed, dishonored or rejected, including but not limited to any fraud or error. We shall deduct any Collection Fees, Collection Costs, Recovery payments, or other amounts due to us or any other Euler Hermes Group affiliate or third party from any Recovery or other amount due to you under this Endorsement.

B - Obligations under this Endorsement

3.	Our obligations

a.	We will perform the Collection Services in line with all applicable laws and industry standards, and will treat all confidential information you have provided incomplete confidence.

b.	We shall only provide information and documentation relating to the Collection Services to our Euler Hermes Group affiliates or any third parties appointed and for instructed by us to provide the Collection Services.

c.	We will forward to you your share of any Recoveries within 30 days of receiving them.

d.	Amounts collected after we make a Claim payment will be remitted to you as set forth above, net of applicable Collection Fees and Collection Costs, and shall be shared on a pro-rata basis as set forth elsewhere in the Policy.

e.	After you have been indemnified under your Policy, we will continue to provide Collection Services to you for the applicable Collection Authorization.

4.	Your obligations

a.	You will provide us with all documents and information necessary to perform the Collection Services within 30 days of our request, including but not limited to:

i.	Correspondence relating to the debts;
ii.	Relevant facts or information arising after submission of the Claim and Collection form;
iii.	Information regarding any return of goods Supplied;
iv.	Any payments received after submission of the Claim and Collection form; or v. Any payment or settlement offer from the Buyer.

b.	After you give us the Collection Authorization you will not carry out any independent negotiations with the Buyer or any other collection activities without prior written agreement from us or any Euler Hermes Group affiliate, or third party.

5.	Fees and costs

You must pay us all Collection Fees and Collection Costs within 15 days from the date of our invoice.

5.1	Collection fees

a.	The collection fees will be charged to you as detailed in section D below.

b.	We will attempt to recover the Collection Fees payable by you from the Buyer where permitted by the applicable law or pursuant to your agreement with your Buyer. Your obligation to pay these fees (or a proportion of them) will be waived upon payment of these fees by your Buyer.

c.	If a debt is settled directly with you by your Buyer or any third party, you will immediately inform us and pay all Collection Fees and Collection Costs due to us.

5.2	Collection costs

You will pay us your portion of any legal and other third party costs, disbursements and expenses (including any attorneys’ fees) incurred in performing the Collection Services whether or not collection attempts have been successful.

C - Endorsement duration

6.	Endorsement duration and cancellation

a.	The start date of this Endorsement is the start date of the Policy.

b.	This Endorsement will be automatically cancelled on termination of your Policy.

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c.	Following cancellation of this Endorsement, we will continue providing the Collection Services for Collection Authorizations relating to debts which may qualify for Claim Payments under the Policy. No other debts will be subject to this Endorsement and you will need to enter into a separate agreement with us for debt collection and recovery services for uninsured debts.

d.	You are responsible for paying all Collection Fees and Costs incurred, including where the Collection Services were provided after the cancellation of this Endorsement.

D - Collection Fees and Collection Costs

a.	Collection Fees

You are responsible for the following Collection Fees on Recoveries:

i.	Collection Fees are payable on all Recoveries, received whether the receivables are insured or not, and whether they are received by us, a Euler Hermes Group affiliate, or by you. The Collection Fees will be assessed and charged to you as detailed below.
ii.	Collection Fees are payable:

For Buyers not subject to Insolvency, and for Buyers subject to Insolvency as defined in part b of the Insolvency definition, Collection Fees are payable on any Recoveries received before we make a Claim Payment,

For Buyers subject to Insolvency as defined in parts a or b of the Insolvency definition, Collection Fees are payable on any Recoveries received on the uncovered portion of a loss before we make a Claim Payment,

For any Recoveries received after we make a Claim Payment, Collection Fees are payable on the uncovered portion of a loss.

iii.	For all amounts collected without attorney involvement, the Collection Fee is 15% of the amount collected. For collected amounts of $100 or less, the Collection Fee is 50%of the amount collected.
iv.	For all amounts collected by an attorney without filing suit, the fees are set by the attorney engaged, and the minimum Collection Fee is 15%of the amount collected. In addition to this fee, we charge a 5% Collection Fee on collected amounts, subject to a minimum charge of $25.
v.	For all amounts collected by an attorney with filing suit, the fees are set by the attorney engaged, and the minimum Collection Fee is 15% of the amount collected. In addition to this fee, we charge a 5% Collection Fee on collected amounts, subject to a minimum charge of $25. In addition, there is an upfront non-contingent attorney retainer fee equal to 10% of the amount of the suit being filed.

b.	Collection Costs

You are responsible for the following Collection Costs incurred before a Claim Payment is made:

i. Insolvency services, including the filing of a proof of claim for you;and

ii. All court costs and suit fees

This Endorsement does not vary, alter, waive, or extend any of the terms and conditions of this Policy except as expressly stated in this Endorsement.

/s/ James Daly	/s/ Karl Coutet
James Daly	Karl Coutet
President & CEO	Senior Vice President & Secretary

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Effective date:10/31/2018 12:01 AM

Risk Information Services Endorsement

It is mutually agreed that this Endorsement is made part of Policy No. 5110250 issued by Euler Hermes North America

Insurance Company to:

LIMECOM INC MIAMI, FLORIDA

1.	This Endorsement sets out how we or EULER HERMES NORTH AMERICA INSURANCE COMPANY, the Risk Service Provider, agree to provide you with the Risk Information Services described below in exchange for the payment of all fees due to us or the Risk Service Provider, per the terms set forth below.

2.	You may apply, using our online information system or in writing, for the following Risk Information Services: the issuance of Permitted Limit Endorsements, including the investigation and monitoring of the credit risk of your Buyers for the management of your Policy.

3.	We will perform the Risk Information Services in line with all applicable laws and industry standards; will treat all confidential information you have provided in complete confidence; and will not share it with any third parties except for Euler Hermes affiliates.

4.	All information provided by us to you as part of the Risk Information Services may only be disclosed on a confidential basis to your intermediary, legal, or financial advisers. You may not transfer such information (whether in its original form or aggregated, restated, or transformed) to any other third party.

5.	You must pay us in full all Permitted Limit fees due from you under this Endorsement 15 days from the date of our invoice. If you do not do so, we may suspend your access to our online information system.

6.	Permitted Limit fees are due for:

a.	Each request for coverage on a Buyer for which you do not currently have a Permitted Limit; and

b.	Each request for an increase in coverage on a Buyer, whether or not that increase is approved.

7.	For each subsequent Policy Period, Permitted Limit fees are due for each Permitted Limit in effect on the start date of that Policy Period. However, fees shall not be charged for Permitted Limits issued within 60 days prior to the expiration date of the previous Policy Period.

8.	Permitted Limit fees will be as follows:

a.	/Buyers located in the United States of America (including Puerto Rico) and Canada	$55 USD

b.	/Buyers located inall other countries	$140 USD

This Endorsement does not vary, alter, waive, or extend any of the terms and conditions of this Policy except as expressly stated in this Endorsement.

/s/ James Daly	/s/ Karl Coutet
James Daly President & CEO	Karl Coutet Senior Vice President & Secretary

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Preferential Payment Endorsement

It is mutually agreed that this Endorsement is made part of Policy No. 5110250 issued by Euler Hermes North America Insurance Company to:

LIMECOM INC MIAMI, FLORIDA

1.	It is agreed that cover is extended to include the losses you sustain due to the return of any part of a Preferential Payment which you are legally obliged to pay.

2.	For the purpose of this Endorsement“Preferential Payment” means any payment received by you in respect of an insured receivable resulting from goods or services Supplied to a Buyer prior to its Insolvency which is reclaimed by the insolvency practitioner or other similar official appointed over the Buyer under the Preferential Payment provisions specified by the law applicable in the Buyer’s country.

3.	For the purpose of this Endorsement the event of loss under the Policy will be when the Buyer has become Insolvent. The date of loss will be the date you return any part of a Preferential Payment which you are legally obilged to pay.

4.	With respect to this Endorsement, a receivable relating to the Preferential Payment is insured if:

a.	That receivable was insured under the Policy;

b.	The Policy and the Preferential Payment Endorsement have been maintained continuously from the date the goods or services have been Supplied through to the date the request to return the Preferential Payment is made;

c.	The request to return the Preferential Payment has been made within 36 months from the date of the Buyer’s Insolvency, unless otherwise endorsed to the Policy; and

d.	The Buyer is located in the following countries: United States, Canada.

5. To remain covered under this Endorsement, you must:

a.	Report to us in writing within 15 days of receiving the request to return a Preferential Payment;

b.	Immediately initiate and pursue any reasonable legal remedy and/or defence against the Preferential Payment which we require, and get agreement from us regularly on the actions taken; and

c.	Get our written agreement before you return the Preferential Payment.

6.	To make a claim under this Endorsement, you need to file a Claim and Collection form or provide the relevant supporting documents in the event you have already made a claim in respect of this Buyer, within 15 days from the date of loss.

7.	We will assess any claim related to this Endorsement in line with section 11 of the General Terms and Conditions. Claim Payments are allocated to the Policy Period on the basis of the date the goods or services were Supplied.

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Effective date:10/31/2018 12:01 AM

8.	We will make your Claim Payment with respect to the Preferential Payment within 60 days from the day we receive your completed Claim and Collection form and any additional documents or information we may reasonably request.

This Endorsement does not vary, alter, waive, or extend any of the terms. and conditions of this Policy except as expressly stated in this Endorsement.

/s/ James Daly	/s/ Karl Coutet
James Daly President & CEO	Karl Coutet SeniorVice President & Secretary

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EH Corporate Advantage Policy GeneralTerms andConditions

Euler Hermes North America Insurance Company

800 Red Brook Blvd

Owings Mills, MD 211171008

A Stock Company

Policy Contents

A. Scope of your Policy

1. Insuring agreement

2. Event and date of loss

3. Insured receivable

4. Uninsured receivable

B. Managing your Policy

5. Your credit management and reporting obligations

6. Your Insured Sales, calculation and payment of premium

7. Your Permitted limits

C. Claims and Debt Collection

8. Making a claim under your Policy by filing a Claim and Collection form

9. Collection Authorization

10. Recoveries

11. Claim Payment

12. Maximum liability

13. Subrogation

14. Shared risk

15. Assignment of your Policy or of your Claim Payment

D. General conditions

16. Your Application

17. Inspection of documents

18. Notices, amendments and waiver

19. Policy currency

20. Set off

21. Applicable taxes, duties and other charges

22. Policy duration

23. Language, applicable law and jurisdiction

24. Policy Authentication

E. Definitions under your Policy

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A. Scope of your Policy

1	Insuring agreement

We, Euler Hermes North America Insurance Company, have issued the Policy to you, the Insured named in the Special Terms, to cover you for credit losses you sustain from unpaid insured receivables. This is in exchange for payment in full of all premiums due, and is subject to all the terms and conditions of the Policy.

The words and phrases in bold italics are defined in section E and have the same meaning wherever used in the Policy.

2.	Event and date of loss

The event of loss under the Policy will be when a Buyer fails to pay you an insured receivable for goods or services Supplied because of one of the following, whichever occurs first

a.	The Buyer has become Insolvent (the date of loss will be the date of Insolvency); or
b.	A Protracted Default has occurred (the date of loss will be the expiration of the relevant Waiting Period).

3. Insured receivable

A receivable resulting from goods or services Supplied, including taxes (except VAT or similar sales taxes) and related transport, packing and insurance costs, is insured if:

a.	You had a valid Permitted Limit on the Buyer for the Supply;
b.	The receivable relates to goods or services Supplied by you or on your behalf during a Policy Period;
c.	On the date of Supply the Buyer did not meet the criteria defined in a, c, d, ore of the State of Default definition;
d.	The Supply does not violate any applicable law or regulations (including any economic or trade sanction law or regulations of any international organization recognized under international law) and all necessary licenses, approvals, or authorizations have been obtained;
e.	You have not acquired the receivable from a third party;
f.	You have issued the relevant invoices within 30 days of the date of Supply;
g.	The Suppwas made on credit terms no longer than the Maximum Terms of Payment;
h.	You own the receivable and have not irrevocably transferred it to anyone else;
i.	The goods or services Supplied comply with the description of trade specified in the Special Terms; or
j.	The Buyer is domiciled in a country listed in the Special Terms.

4. Uninsured receivable

4.1 Unless otherwise endorsed to the Policy, a receivable resulting from goods or services Supplied is not insured in the following circumstances:

a. If it arises from or relates to:

i.	Contractualor legal damages or penalties;
ii.	Exchange rate fluctuations, currency devaluations, interest on late payment, or banking or financial charges; or
iii	A leasing, rental, license or royalty agreement.

b.	If the goods or services to which the receivable relates were Supplied:
i.	Under a consigrnment stock agreement;
ii.	To an Affiliated Buyer,
iii	To a private individual acting in their personal capacity; or
iv.	After you become Insolvent, go into liquidation or are dissolved, or consolidate, merge with another company, or sell all or substantially all of your assets in one or more transactions. If any of these events occur you must immediately notify us in writing.

c. If the obligation to pay the receivable:

i.	Has been Disputed by the Buyer;
ii.	Has been transferred from your Buyer to a third party;

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iii.	Has been fulfilled on or before the date of Supply by payment in cleared funds, including but not limited to cash, credit card or similar payment methods; or

iv.	Is to be fulfilled by a confirmed or unconfirmed irrevocable documentary letter of credit.

4.2 Unless otherwise endorsed to the Policy, a receivable resulting from goods or services Supplied is not insured if non-payment of the receivable results directly or indirectly from:

a.	Any acts, errors, omissions, or failure by you or anyone acting on your behalf to fulfill any of the material terms and conditions of Supply;

b.	The Buyer’s failure to accept your Supply of goods or services whether Disputed or not;

c.	The termination of a distribution, franchise or similar agreement by you or a company in your group;

d.	Any event arising out of nuclear reaction, nuclear radiation or radioactive contamination;

e.	Any armed conflict, war, terrorism, riot, civil disorder or any other form of violent disturbance;

f.	Any legislation, order, decree or regulation issued by any government or any international organization recognized under international law (including if you are prevented from Supplying goods or services); or

g.	Currency shortages, or difficulties or disruption in transferring currency.

B. Managing your Policy

5.	Your credit management and reporting obligations

5.1	Exercising care and preserving rights

For your insured receivables to be covered under your Policy:

a.	You must exercise reasonable care and prudence as if you were not insured, and

b.	You must take all practicable measures (including those reasonably requested by us) to prevent or reduce any loss and to maximize Recoveries, including but not limited to:

i.	Protecting and not waiving any rights against your Buyers and any third parties including enforcing any guarantee or security and filing your receivable against the Insolvent Buyer within the legal time frame;
ii.	Making all reasonable efforts to enforce any rights under a provision, when incorporated in your sales contract with your Buyer, under which you retain title to the goods Supplied; and
iii.	Taking all appropriate collection action, and instructing the Collection Service Provider to start the collection process by filing a Claim and Collection form at any time before the end of the relevant Claim Filing Period after which any action by you must be taken in line with our instructions.

5.2	Reporting a State of Default

Each month you need to report to us on our online information system or in writing any Buyer in a State of Default. The State of Default report is due no later than 15 days after the end of the calendar month in which the State of Default occurs. Failure to provide us with a complete and accurate State of Default report within the timeframe required will result in coverage being automatically terminated on all goods and services Supplied to the Buyer after the due date of the first State of Default report to have included the Buyer.

a.	You will not need to report this if:
i.	The receivables causing the State of Default are paid within the above period; or
ii.	You have already filed a Claim and Collection form.

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EH Corporate Advantage Policy General Terms and Conditions

b.	Where the State of Default is due to a receivable remaining overdue beyond the Maximum Extension Period and the total amount overdue beyond the Maximum Extension Period is within the applicable reporting threshold specified in the Special Terms you do not need to report it. If your Buyer then subsequently becomes Insolvent you will need to report it.

5.3	Postponing the Due Date

You may postpone the Due Date of your insured receivable without our prior written agreement unless:

a.	The period by which the Due Date is to be postponed exceeds the Maximum Extension Period; or

b.	Your Buyer is in a State of Default.

6.	Your Insured Sales, calculation and payment of premium

6.1	Your Insured Sales

Your sales volume is the amount used to calculate the premium. It is the total invoice value of all goods and services Supplied by you to covered Buyers during the Policy Period.

a.	To calculate your Insured Sales, you may deduct from your total sales volume the value of:
i.	Receivables which are entirely excluded from cover by section 4.1 of your Policy;

ii.	Supplies to a Buyer which are not insured because we have issued a nil Permitted Limit or Supplies made after we have withdrawn a Permitted Limit; and
iii.	VAT (or similar sales taxes).

b.	You may not deduct the value of:

i.	Credit notes you have issued, or rebates you have granted (including retrospective volume rebates, loyalty rebates and early settlement rebates), or
ii.	Receivables where you are not entitled to a Claim Payment because of your failure to comply with the terms and conditions of your Policy.

6.2	Declaration and calculation of premium

For your insured receivables to remain covered under your Policy, you need to declare your total sales volume on our online information system or in writing within the timeframe specified in the Special Terms. For each Declaration Period, your sales should be broken down between Insured Sales and uninsured sales and your Insured Sales should be broken down Annually between Domestic and Export sales, where applicable.

By multiplying your Insured Sales by the applicable Premium Rate(s) specified in the Special Terms, we will calculate and invoice the premium you will need to pay us (and insurance taxes as required by applicable legislation) in line with the terms of payment specified in the Special Terms.

6.3	Minimum premium

A minimum premium as specified in the Special Terms is due for each Policy Period. Insurance taxes on minimum premium will be calculated using the average tax rate on the premium invoiced for the relevant Policy Period.

If we terminate your Policy, the minimum premium for the Policy Period then in force will become immediately due, calculated pro rata to the time that the Policy was on risk If you terminate the Policy, no pro rata will apply.

6.4	Failure to declare your sales or to pay premium

a.	In the event that:

i.	You do not pay your premium or minimum premium in full when due;
ii.	You do not send us your sales declaration on time and in line with section 6.2; or
iii.	You do not send us within 30 days of us asking you to do so any document or information we may reasonably request to assess your sales declaration:

we will send you a Notice asking you to remedy all applicable failures.

b.	If you do not remedy such failures, we may send you a Notice terminating the Policy. We will then have no liability for insured receivables relating to goods or services Supplied after the date that we send this termination Notice. You will remain liable to pay us the minimum premium due under the Policy as if it had not been terminated.

7. Your Permitted limits

7.1	Setting your Permitted Limits

a.	For the Policy to cover your insured receivables due from a Buyer, you need to request and obtain from us or the Risk Service Provider a Permitted Limit on that Buyer using our online information system or in writing.

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EH Corporate Advantage Policy General Terms and Conditions

b.	We may issue a temporary Permitted Limit. The valid Permitted Limit for the period of time specified in our temporary Permitted Limit will be the sum of the temporary Permitted Limit and any pre-existnig Permitted Limit for that Buyer.

c.	If we have issued a Permitted Limit containing specific conditions, to be entitled to any Claim Payment for the Buyer concerned you must have met all those conditions in full.

d.	If you grant credit on payment terms more favorable to your Buyer than the Maximum Terms of Payment specified in the Special Terms, for your receivables to be covered under the Policy, this needs be agreed by us on our Permitted Limit.

e.	You are responsible for ensuring that the Buyer named in our Permitted Limit is the same legal entity to which you invoice the goods or services Supplied.

7.2	Start and continuation of Permitted Limits

a.	Unless stated otherwise in our Endorsement, Permitted Limits and Permitted Limit increases take effect on the first day of the month of the date of the request but in no event shall they be effective prior to the start date of the Policy.

b.	Regardless of the Policy Period, and unless we have issued a temporary Permitted Limit, no more than one Permitted Limit may be in effect for a Buyer at any time and successive Permitted Limits on a Buyer are not cumulative.

7.3	Amendments to your Permitted Limits and country cover

a.	You may apply for an increase, a decrease or a cancellation of a Permitted Limit. Any cancellation or decrease will take effect for goods or services Supplied on and after the date of your request.

b.	We may at any time withdraw, reduce or modify a Permitted Limit by issuing a Permitted Limit Endorsement. Any such withdrawal, reduction or modification will take effect for goods or services Supplied on and after the date of our Endorsement.

This effective date will be delayed by 30 days provided that:

i.	Your Buyer is not in a State of Default;

ii.	The Policy has not terminated; and

iii	This period does not exceed the expiration date where it is a temporary Permitted Limit, in which case the expiration date will prevail.

If the Buyer enters into a State of Default or the Policy is terminated after the date we issue our Permitted Limit, the withdrawal, reduction or modification will become immediately effective.

c.	Your cover for goods or services Supplied after the effective date of the reduction will be the amount of the reduced Permitted Limit less any amounts outstanding from the Buyer.

d.	Your cover for goods or services Supplied after the expiration of a temporary Permitted Limit will be the amount of the pre-existing Permitted Limit issued by us less any amounts outstanding from the Buyer.

e.	We may at any time in writing modify your cover on a specific country for all Buyers domiciled in that country. Such modification will take effect 5 days after the date of the Endorsement.

f.	If we withdraw a Permitted Limit or if we believe there is some other reason, we may require you to immediately file a Claim and Collection form. In the event we exercise this right under the Policy, you will not be responsible for any collection fees on amounts collected. Failure to comply with our request will result in no Claim Payment being due to you for said Buyer.

7.4	Amendment of cover when your Buyer enters and exits a State of Default

a.	Cover is automatically withdrawn for receivables relating to goods or services Supplied at any time after the date on which a Buyer meets the criteria defined in a, c, d, or e of the State of Default definition.

b.	Where we have not cancelled, withdrawn, reduced, or modified the Permitted Limit for the Buyer and no event of loss has occurred, cover on that Buyer will be reinstated retroactively when the State of Default has been resolved.

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C.	Claims and Debt Collection

8.	Making a claim under your Policy by filing a Claim and Collection form

8.1	To make a claim for unpaid insured receivables, you need to file a Claim and Collection form including all receivables owed to you by the relevant Buyer, whether insured or not or Disputed. You will give us, at our request, additional supporting documents when necessary to evidence your claim against your Buyer.

8.2	You must file your Claim and Collection form before the expiration of the earliest applicable Claim Filing Period:

a.	Where your Buyer is Insolvent, whether or not your invoices are overdue, the Claim Filing Period expires 10 days after you learn of the Insolvency, or 90 days after the date of Insolvency, whichever is earlier.

b.	For Protracted Default, the Claim Filing Period expires 90 days after the end of the Maximum Extension Period, or 180 days after the date of Supply, whichever is later.

c.	If your Buyer becomes Insolvent during the Claim Filing Period for Protracted Default, you need to file your Claim and Collection form within the Claim Filing Period for Protracted Default or Insolvency, whichever is earlier.

9.	Collection Authorization

When you file a Claim and Collection form with us against a Buyer, you authorize us, a Euler Hermes Group affiliate, or other third party appointed by us, to collect the receivables and to exercise all rights relating to the receivables, whether they are partly or fully insured, in line with the Debt Collection Services Endorsement. You must comply with the terms and conditions of the Debt Collection Services Endorsement and follow any instructions we may give you regarding collection action.

10.	Recoveries

All Recoveries received from your Buyer or any third party will be shared between you and us as specified in this section and we will apply this allocation even if your Buyer or any third party suggests the Recoveries should be allocated differently. Any part of a Recovery which relates to VAT (or similar sales taxes) will be allocated to the VAT (or similar sales taxes) element of the outstanding receivables.

10.1	Recoveries before settlement of your Claim Payment

a.	You need to inform us as soon as possible of any Recovery received by you or on your behalf by any third party.

b.	Before the date we receive your Claim and Collection form, we will allocate all sums recovered to invoices owed by the Buyer in chronological order until all covered invoices have been paid in full.

c.	After the date we receive your Claim and Collection form but before settlement of your Claim Payment we will share all sums we or you collect between you and us pro rata based on the ratio between the Insured Debt and the total indebtedness of the Buyer at the date we receive your Claim and Collection form. Your share of Recoveries will be allocated to the total outstanding receivables due from the Buyer which exceeds the Insured Debt, until this amount has been recovered in full. Our share will be used to reduce the Insured Debt.

10.2	Recoveries after settlement of your Claim Payment

a.	In order for you to remain entitled to the Claim Payment received, you must inform us immediately of any Recovery received by you or any third party on your behalf and remit to us our share within 30 days of receipt of our payment request.

b.	We will allocate all sums recovered between you and us pro-rata based on our respective interests in the total undisputed amount filed with us until we are fully reimbursed for the total Claim Payment and all related costs incurred by us. We will also share in all related costs as determined by us associated with the collection of the debt on a pro-rata basis. In determining our respective pro-rata interests, amounts retained by you through any each and every first loss amount and/or unirnsured percentage shall be included in the calculation, but amounts retained by you through the aggregate first loss shall be excluded from the calculation.

11.	Claim Payment

We will calculate your Claim Payment in accordance with the steps set out below.

11.1	Calculation of your Insured debt

a.	We will take the total amount of the receivables filed in the Claim and Collection form, from which we will deduct where applicable any Recoveries received before the date on which we received your Claim and Collection Form, in line with section 10.1.

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b.	We will then deduct from the above calculation:

i.	Receivables not covered under your Policy,
ii.	Disputed receivables,
iii.	The value of any enforceable guarantees or other security which you have not enforced, and
iv.	The value of any rights of retention of title, when incorporated in your sales contract with your Buyer, which you have not made all reasonable efforts to enforce.

c.	We will then deduct the value of any applicable VAT (or similar sales taxes) from the amount calculated above.

d.	The resulting amount will be your Insured Debt unless it exceeds the applicable Permitted Limit, in which case, your Insured Debt will be the amount of the Permitted Limit.

11.2 Calculation of your Insured Loss

We will deduct from your Insured Debt the amount of our share of any Recoveries which are allocated to your Insured Debt in line with section 10.1. The resulting amount will be your Insured Loss.

11.3 Calculation of your Claim Payment

a.	We will then calculate your Claim Payment by multiplying your Insured Loss by the insured percentage specified in the Special Terms, or any lower insured percentage specified in the applicable Permitted Limit Endorsement.

b.	Such Claim Payment will be subject to the applicable Maximum Liability set out in section 12.

11.4 Making your Claim Payment

a.	We will make your Claim Payment

i.	If your Buyer is Insolvent, within 30 days from the date we receive your completed Claim and Collection form and any additional documents or information we may request. Information required by us to make a Claim Payment will include confirmation that the debt has been scheduled or allowed pursuant to a court order in an Insolvency, bankruptcy, or relief of debt proceedings, or

ii.	If a Protracted Default has occurred, within 60 days from the expiration of the relevant Waiting Period and our receipt of any additional documents or information we may request.

b.	If any part of your receivable was Disputed, we will recalculate your Claim Payment in line with section 11 when it is no longer Disputed. This will happen upon our receipt of evidence that the Buyer’s liability has been established by agreement in writing or by a final binding court judgment or arbitration award. We will make any additional Claim Payment due to you within 30 days from the date you provide us with such evidence. Final binding court judgment must be obtained in a jurisdiction in which the Buyer has a majority of its assets.

c.	If you receive a Claim Payment from us to which you are not entitled under the Policy, you will repay it to us within 30 days of our written Notice or of you becoming aware that you are not entitled to it.

12. Maximum Liability

12.1	We will have no further liability to you for a Policy Period when the total amount of Claim Payments made for receivables relating to goods or services Supplied during that Policy Period first reaches the Maximum Liability specified in the Special Terms, even if the total value of your Permitted Limits exceeds the Maximum Liability. If our liability ceases because of the Maximum Liability being reached your obligations under the Policy are not affected.

If we terminate the Policy early in line with its terms, we will recalculate the Maximum Liability pro rata for the period when the Policy was on risk.

12.2	If the Maximum Liability is specified in the Special Terms as a multiplier, we will calculate the amount applicable for a Policy Period by applying at any time the multiplier specified in the Special Terms to the greater of your premium paid or the minimum premium, excluding insurance taxes.

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If we terminate the Policy early in line with its terms, we will recalculate the Maximum Liability based on the premium paid or the minimum premium pro-rated to the time the Policy was on risk, which ever is greater.

13. Subrogation

13.1	As soon as we make a Claim Payment, we become entitled to enforce all of your rights, claims, guarantees, security, collateral, causes of action and defenses against a Buyer (or other third parties) relating to all receivables included in the applicable Claim and Collection form (our Subrogation Rights). For each Claim Payment made, our Subrogation Rights will end once the Claim Payment amount has been fully repaid to us.

13.2	In order to receive a Claim Payment, you must assign to us all of your rights, claims, guarantees, security, collateral, causes of action and defenses against a Buyer or other third parties relating to all receivables filed in the Claim and Collection Form.

14. Shared risk

14.1	Unless otherwise endorsed to the Policy, you will remain solely responsible for any part of the insured receivables owed to you by a Buyer which does not qualify for a Claim Payment. You must not assign it wholly or in part to any third party (including but not limited to any financial institution), or insure it with any other insurer. If you fail to comply with the above, we will not be liable for any Claim Payment relating to these insured receivables even if you have not made a claim or received a claim payment under that policy or facility.

14.2	In addition, we will not be liable for your Claim Payment if the applicable insured receivables are insured or covered under any other insurance policy or facility even if you have not made a claim under that policy or facility.

15. Assignment of your Policy or of your Claim Payment

You may not assign the Policy to any third party. However, when endorsed to the Policy, you may assign to a third party the right to receive any Claim Payment.

D.	General conditions

16. Your Application

16.1	You and we agree that your Application and any related supporting information provided by you or on your behalf form the basis of and are part of the Policy.

16.2	For your insured receivables to be and remain covered under the Policy, you warrant that the information in the above documents was complete, true and accurate when we issued the Policy and that you will immediately notify us of any material change to the information supplied or any other material facts that may affect the risks insured under the Policy. This does not limit your legal obligation to act with utmost good faith at all times.

17. Inspection of documents

17.1	At our request you will allow us or any of our representatives to inspect and take copies of any information, documents or records in your possession relating to your insured receivables and the Policy. You will take all necessary steps to obtain and produce the information, documents or records in the possession of third parties.

17.2	Our right of inspection continues after termination of your Policy for all obligations arising under the Policy while it was in force.

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18.	Notices, amendments and waiver

18.1	If required by law or regulation, we may amend the Policy terms and conditions by sending you advance Notice. These amendments will automatically take effect when you receive our notice.

18.2	We do not waive any material breach by you of any term or condition of the Policy unless we have specifically agreed to do so in writing.

19.	Policy currency

19.1	We will cover receivables invoiced in any currency. However Permitted Limits, declared sales, premium, Recoveries, Insured Debt, Insured Loss, and Claim Payments will be in$USD.

19.2	When making your sales declaration,you must convert each invoice to the Policy currency using the exchange rate published in The Wall Street Journal for the last working day of the month in which the invoice was raised.

19.3	We will use the same exchange rate when calculating the amount of your Insured Debt and any related Claim Payment. The value of any Recoveries will be converted into the Policy currency using the exchange rate published in The Wall Street Journal for the date the Recoveries arise or are received.

20.	Setoff

20.1	We alone may use any premium or other amounts you owe us or any Euler Hermes affiliate to set off any amounts that are due to you under the Policy, regardless of the Insurance Contract Period.

20.2	You may not use any Claim Payment due to you as a reason to refuse or defer payment of premium or other amounts you owe us.

21.	Applicable taxes, duties and other charges

21.1	You alone will be responsible for paying all current and future taxes,duties and bank receipt and transfer charges arising under or in connection with the Policy.

21.2	We will determine your liability to pay taxes and duties on the basis of the information you give us.

22.	Policy duration

22.1	Start, continuation and termination of cover

a.	Cover under your Policy begins for insured receivables relating to goods or services Supplied and invoiced on and after the Policy start date specified in the Special Terms,when you have paid your first premium installment when due.

b. Unless the Policy is terminated earlier in line with its terms,cover continues under the Policy from its start date for goods or services Supplied during:

i.	The initial Insurance Contract Period,and

ii.	Subsequent Insurance Contract Periods unless you or we give 60 days’ written Notice of termination to take effect at the end of the relevant Insurance Contract Period.

c.	If the Policy continues for a further Insurance Contract Period,we will provide you with written confirmation of its terms (a renewal Policy).

22.2	Specific events of termination

Upon Notice, we may terminate your Policy with immediate effect in line with the law applicable to your Policy.

23.	Language, applicable law and jurisdiction

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23.1	language

If the Policy has been provided to you in different languages, the binding version will be English.

23.2	Applicable law and jurisdiction

The Policy will be interpreted and governed in all respects by the laws and statutes of the state or Canadian province or territory named on the Special Terms as your address. Any provision of this Policy which is in conflict with these laws or statutes is amended in the minimum amount required to conform to the requirements of these laws or statutes.

24.	Policy Authentication

These General Terms and Conditions, your Application, any Endorsements, and the Special Terms issued to you shall comprise the Policy of insurance issued to you and these integrate the entire understanding of the parties as to the subject matter. This Policy shall be considered to have been issued and accepted upon mutually agreed terms and conditions once you pay the initial premium and no coverage shall be in effect prior to such payment. The Policy shall be binding on us only if this Policy form and Endorsements bear the signatures of the President and Secretary of the company. No sales agent, broker or other person is authorized to change or waive any of the provisions of the Policy nor is any notice to any sales agent or broker deemed notice to the company. Any change to the Policy or waiver of any provision must be in writing bearing the signatures of the President and Secretary to be effective. Further, you may not rely on any representations or promises that are not expressly contained in the Policy in accepting the Policy.

For your insured receivables to be and remain covered under the Policy, you represent and warrant that all information that you provide to us is true, accurate and complete, whether in the Application, in any claim or in support of any claim or otherwise, and that you will immediately notify us of any material change to information provided or any other material facts that may affect the risks. insured under the Policy. This does not limit your obligation to act with utmost good faith at: all times.

If there are any material misrepresentations or omissions in any statements or information provided by you or on your behalf to us, whether in the Application, any claim or in any materials in support of these, we may rescind the Policy from inception upon 15 days written notice and you will forfeit any premium paid, to the full extent permitted by law.

E. Definitions under your Policy

“Affiliated Buyer” means a Buyer:

a.	Over which you or any company in your group has direct or indirect control through participation in its management, administration or capital, or

b.	Which has similar control over you or a company in your group, or

c.	Is part of the same group as you.

“Buyer’ means a legal entity, and its branch offices, trade styles or divisions, to which you have Supplied the goods or services and which is responsible for the payment of the related invoice and which is domiciled in any of the countries specified in the Special Terms.

“Claim and Collection form” means our form, completed using our online information system or in writing, by which you notify a claim to us and authorize us, a Euler Hermes Group affiliate, or other third party appointed by us to collect the debt. The Claim and Collection form specifies the supporting documents which you need to provide to us on filing.

“Claim filing Period” means the period during which you must submit a Claim and Collection form in line with section 8.

“Claim Payment” means an amount payable to you under the Policy to compensate you for the credit losses you have sustained from unpaid insured receivables.

“Declaration Period’’ means the period specified in the Special Terms for which your sales need to be declared to calculate your premium.

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“Dispute”/“Disputed” means any unresolved disagreement between you and a Buyer that results in the Buyer refusing to pay you all or part of any receivables. In addition, a receivable that is subject to the assertion of an offset or counterclaim is also a Disputed Invoice. A Dispute ends when the Buyer’s liability is established by agreement in writing or by a final binding court judgment or arbitration award. Final binding court judgment must be obtained in a jurisdiction in which the Buyer has a majority of its assets.

“Due Date” means the original date when a Buyer must pay a receivable under the terms of your invoice.

“lnsolvency”/“lnsolvent” as used in this Policy for a Buyer or an Insured (an entity), occurs on the earliest date for any one of the following events:

a.	For entities located in the United States or Canada:
i.	A voluntary or involuntary petition for relief under Title 11 (including Chapters 7, 11, and 13) of the United States

ii.	A receiver is appointed for all or part of the property of an entity;

iii.	An entity, or a third party on behalf of an entity, makes a general offer of compromise, in writing, to all of its creditors for less than its indebtedness
iv.	Possession is taken of an entity’s assets under an Assignment or Deed of Trust executed by the entity for the benefit of its creditors;

v.	A creditors’ committee is formed for the sole purpose of liquidation;
vi.	Possession is taken of an entity’s business assets under a chattel mortgage;

vii.	An entity’s assets are sold under a writ of execution or attachment, or a writ of execution is returned unsatisfied;
viii.	An entity files an Assignment and/or makes a Proposal to creditors, under the Canadian Bankruptcy and Insolvency Act;
ix.	A voluntary or involuntary petition for relief under the Companies Creditors Arrangement Act in Canada is filed by or against an entity;
x.	A Receiving Order is made against an entity under the Canadian Bankruptcy and Insolvency Act; or

xi.	An entity’s assets are sold under the Canadian Bank Act;or a judgment ordering liquidation, or repossession of an entity’s assets due to a trust deed, commercial pledge, or moveable hypothecate under the laws of each province or territory in Canada.

b.	For entities located in countries other than the United States or Canada, Insolvency I Insolvent occurs on the date the entity is declared bankrupt, or its liquidation has been ordered by a judiciary court, or the entity becomes the subject of a final judicial ruling declaring the entity Insolvent/bankrupt under any laws relating to bankruptcy or relief of debt in its country.

“Insurance Contract Period” means the initial duration of the Policy and any subsequent periods of a duration specified in the Special Terms for which the Policy continues as set out in section 22.1.b. An Insurance Contract Period may comprise one or several Policy Periods.

“Insured Sales” means the value of goods or services Supplied by you and insured under the Policy calculated in line with section 6.1.

“Maximum Extension Period” means the maximum period specified in the Special Terms by which you can extend the Due Date and work with your Buyer to collect payment of an insured receivable. The Maximum Extension Period starts on the day after the Due Date.

“Maximum Terms of Payment’’ means the maximum period specified in the Special Terms for the Buyer to pay a receivable.

“Non-Qualifying Loss Amount” means the minimum amount, if stated on the Special Tenns, below which losses do not qualify for indemnification and are to be retained by you for your own account.

“Notice” means the following agreed methods of communication:

Telephone, facsimile, or e-mail.

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EH Corporate Advantage Policy General Terms and Conditions

“Permmed Limit’’ means the maximum amount of credit and the specific conditions for which a Buyer is covered either as specified in the Permitted Limit Endorsement issued by us (or the Risk Service Provider named in the Risk Information Services Endorsement) or qualified per the Discretionary Limit Endorsement, if added to the Policy. The Permitted Limit may also be referred to as an Approved Limit in our communications with you.

“Policy” means this Credit Insurance agreement including these General Terms and Conditions, your Application, the Special Terms, and any Endorsements issued under or in connection with the Policy, including our Permitted Limit Endorsements.

“Policy Period’’ means any period specified in the Special Tenns included in an Insurance Contract Period.

“Protracted Default’’ means the non-payment at the end of the Waiting Period of all or part of an insured receivable by a Buyer that is not Insolvent.

“Recovery’’/ “Recoveries’’means any:

a.	Money received from the Buyer, or any third party on behalf of the Buyer, including dividends received out of the Buyer’s Insolvent estate;

b.	Indemnities, guarantees or other security obtained and realized;

c.	Goods recovered and sold;

d.	Counter claims or set-off applied or available;and/or

e.	Other advantages or rights of actions available against the Buyer or any thrid party.

“Special Terms” means the part of the Policy named the Special Terms.

“State of Default’’ means the situation of a Buyer immediately after:

a. The Buyer has become Insolvent,

b.	A receivable due to you is outstanding beyond the expiration of the Maximum Extension Period (excluding Disputed receivables) or the postponed Due Date agreed by us, whichever is later;

c.	The Buyer’s payment order or request has been rejected by its bank;

d.	You commence legal proceedings against the Buyer; or

e.	You become aware of any event or information that indicates that your receivable may not or will not be paid by your Buyer.

“Supply”/“Supplied’’ means (and a“Supply” will be interpreted accordingly):

a.	The goods have been passed to the first independent carrier for transport to the place where the Buyer is obliged to accept them;

b.	If there is no independent carrier, the, goods have been deposited into the possession of the Buyer or a third party agent who agrees to hold the goods to the order of the Buyer; or

c.	The services have been completed as contracted.

“Waiting Period” means the relevant period specified in the Special Terms which starts on the date on which you file a completed Claim and Collection form.

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IN WITNESS WHEREOF, Euler Hermes North America Insurance Company has caused this Policy to be signed by the signature or facsimile signature of its authorized Officers at Owings Mills, Maryland.

AUTHENTICATED:

/s/ James Daly	/s/ Karl Coutet
James Daly	Karl Coutet
President & CEO	Senior Vice President & Secretary

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